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                                                                   Exhibit 3.12



                                     BY-LAWS

                                       OF

                                FLO FIL CO., INC.

                                   * * * * * *

                                    ARTICLE I

                                     OFFICES

      SECTION 1. Registered Office. The registered office of the Corporation in the State of Michigan shall be in the City of Essexville, County of Bay.

      SECTION 2. Other Offices. The Corporation may also have an office of offices at such other place of places both within and without the State of Michigan, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             MEETING OF SHAREHOLDERS

      SECTION 1. Place of Meetings. All meetings of the shareholders of the Corporation for the election of Directors shall be held at the office of the Corporation in Essexville, Michigan. All other meetings of the shareholders shall be held at such place, within or without the State of Michigan, as shall be specified or fixed in the respective notices or waivers of notice thereof.

      SECTION 2. Annual Meetings. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may come before the meeting shall be held on the 15th day of March each year, or such other date as may be set by the Board of Directors upon due notice to the Shareholders.

      SECTION 3. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by l aw, or by the Articles of Incorporation of the Corporation as from time to time amended (hereinafter in these By-laws called the Articles of Incorporation), may be called at any time by the President and shall be called by the President or by the Secretary upon the written request of a majority of the Board of Directors or upon the written request of a shareholder or shareholders owning a majority of the shares of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any such special meeting of shareholders shall be limited to the purpose or purposes stated in the notice thereof.
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      SECTION 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual or special, shall be given not less than ten, nor more than sixty, days before the day on which the meeting is to be held to each shareholder of record entitled to voter at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice, postage prepaid, addressed to him at his post office address furnished by him to the Secretary for such purpose, or if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary of the Corporation. Every such notice shall state the time and place of the meeting and, in the case of special meetings, the purpose or purposes of such special meeting. Notice of any adjourned meeting of the shareholders shall not be required to be given, unless otherwise provided in these By-laws.

      SECTION 5. New Shareholders. Every person becoming a shareholder in this Corporation shall be deemed to assent to these By-laws and shall designate to the Secretary the address to which he desires that notice herein required to be given may be sent, and all notices mailed to such addresses, with postage prepaid, shall be considered as duly given at the date of mailing, and any person failing to so designate his address shall be deemed to have waived notice of such meeting.

      SECTION 6. Quorum. At any meeting of the shareholders, the holders of a majority of the voting shares of the Capital Stock of the Corporation issued and outstanding, present in person or represented by proxy, shall constitute a quorum. Meetings at which less than a quorum is represented may, however, be adjourned from time to time to a further date by those who attend, without further notice other than the announcement at such meeting, and when a quorum shall be presented upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called.

      SECTION 7. Organization. At each meeting of the shareholders, the President, or, in his absence, a chairman chosen by the majority vote of the shareholders present in person or represented by proxy and entitled to vote thereat shall act as chairman, and the Secretary, or in his absence, an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman shall appoint, shall act as Secretary of the meeting.

      SECTION 8. Voting. Except as otherwise required by law or by the Articles of Incorporation or by these By-laws, each shareholder of the Corporation entitled to vote on any matter at a meeting of the shareholders shall, at such meeting and on such matter, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation at the date of such meeting. At all meetings of shareholders any vote may be given by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting. At all meetings of the shareholders, all matters (except where other provision is made by law or by the Articles of Incorporation) shall be decided by a majority of the votes cast by the shareholders present in person or represented by proxy and entitled to vote thereat on such matter, a quorum being present.


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      SECTION 9. Presence at Meeting. A shareholder shall be deemed to be present in person at a meeting by use of a conference telephone or similar communications equipment by which all persons participating in the meeting may communicate with each other provided all participants are advised of the communications equipment and provided the names of the participants in the conference are divulged to all participants.

      SECTION 10. Action by Unanimous Consent of Shareholders. To the extent permitted by law, any action required by the Michigan Business Corporation Act to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the actions so taken, shall be signed by all the shareholders entitled to vote with respect to the subject thereof and such consent shall have the same effect as a unanimous vote of the shareholders.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      SECTION 1. General Powers. The business of the Corporation shall be managed by the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.

      SECTION 2. Number, Qualification and Term of Office. The number of Directors shall be not less than not more than three, as determined by the shareholders, but may from time to time be changed by amendment of these By-laws. Except as otherwise provided in the Articles of Incorporation or in these By-laws, Directors shall be elected by a plurality of the votes of the shareholders entitled to vote at each meeting of shareholders for the election of a Director of Directors. Directors need not be shareholders. Each Director shall hold office until the first annual meeting of the shareholders and/or until a successor is elected and qualified, or until his death or until he shall resign. At each annual election the successors of the Directors shall be elected to hold office until the annual meeting held next after his election and/or until his successor is elected and qualified, or until his death or until he shall resign.

      SECTION 3. Quorum and Manner of Acting. Except as otherwise provided by law or by the Articles of Incorporation or by these By-laws a majority of the total number of Directors shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors; provided, that if the Directors shall severally and/or collectively consent in writing to any action to be taken by the Corporation such action shall be as valid corporate action as though it had been authorized at a meeting of the Directors. In the absence of a quorum, a majority of the Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board and the individual Directors shall have no powers as such.


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      SECTION 4. Place of Meeting Offices. Except as otherwise specifically provided by statute, the Board of Directors may hold its meetings and have one or more offices at such place or places, whether in the State of Michigan or elsewhere, as a majority of the Directors may from time to time determine.

      SECTION 5. Meetings. Meetings of the Board of Directors may be called at any time by the President or Secretary, or by a majority of the Board of Directors. Directors shall be notified of the date, time and place of all meetings of the Board at least 24 hours prior thereto, except that no noticed will be required in connection with regular meetings of the Board if so provided by appropriate resolution by the Board, and if the date, time and place of such meetings are also covered by Board resolution. Any Director, however, shall be deemed to have waived such notice by his attendance at any meeting. Annual meetings of the Board shall be held immediately after the annual meetings of the shareholders.

      SECTION 6. Organization. At each meeting of the Board of Directors, the President, or in his absence, a Director chosen by a majority of the Directors present, shall act as chairman. The Secretary, or in his absence, an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the chairman, shall act as Secretary of the meeting.

      SECTION 7. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the chairman of the meeting subject to the approval of the Board.

      SECTION 8. Resignation. Any Director of the Corporation may resign at any time by giving written notice to the Board, or to the President or to the Secretary of the Corporation. The resignation of any Director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 9. Removal. At any meeting of the shareholders of the Corporation called for the purpose of removing any Director, such Director may, by a vote of a majority of all the shares of stock outstanding and entitled to vote, be removed from office with or without cause and another be elected in the place of such Director.

      SECTION 10. Vacancies. Except as otherwise provided in these By-laws, vacancies in the Board of Directors shall be filled by the remaining members of the Board, and each Director so elected shall be a Director until his successor is elected by the shareholders who may make such election at the next annual meeting of the shareholders, or at any special meeting duly called for that purpose and held prior thereto; provide, however, that vacancies in the Board caused by an increase in the number of Directors shall be filled by the shareholders at a special meeting thereof duly called for the purpose or at the next annual meeting of shareholders.


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      SECTION 11. Compensation. The compensation of Directors, officers and agents may be fixed by the Board.

      SECTION 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an executive and/or any other committee which, to the extent provided in said resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the meetings of the Board.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 1. Number and Election. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

      SECTION 2. Term of Office and Qualification. The officers shall be elected by the Board at the first meeting thereof after each annual meeting of shareholders. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall hold office until the next annual election of officers and until his successor shall have been duly elected and qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided. None of the officers, except the President, need by a Director, but the Vice President, if one has been elected, who is not a Director shall not succeed to or fill the office of the President.

      SECTION 3. Other Officers. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined form time to time by the Board.

      SECTION 4. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors.

      SECTION 5. Resignation. Any officer may resign at any time by giving notice in writing to the Board of Directors or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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      SECTION 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

      SECTION 7. The President. The President shall be the chief executive officer of the Corporation, and subject tot he control of the Board of Directors and the retention of particular powers by the Board or the delegation thereof to other officers of the Corporation, shall have general direction and supervision over the business and affairs of the Corporation. He shall perform such other duties and have such other responsibilities as the Board of Directors may from time to time determine.

      SECTION 8. Vice Presidents. The Vice President, if one has been elected, shall perform such duties as from time to time may be assigned to him by the Board of Directors or as may be prescribed by these By-laws. In the absence of the President or in case of his inability to act, the Vice President, or if there be more than one, the Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions placed upon the President.

      SECTION 9. The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including those of the shareholders, the Board of Directors and all committees of which notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

      SECTION 10. Treasurer. The Treasurer shall have custody and keep account of all money, funds and property of the Corporation, unless otherwise determined by the Board of Directors, and he shall render such accounts and present such statement to the Directors and President as may be required of him. He shall deposit all funds from the Corporation which may come into his hands in such bank or banks as the Board of Directors may designate. He shall keep his bank accounts in the name of the Corporation, and shall exhibit his books and accounts, at all reasonable times, to any Director of the Corporation upon application at the office of the Corporation during business hours. He shall pay out money as the business may require upon the order of the properly constituted officer or officers of the Corporation, taking proper vouchers therefor; provided, however, that the Board of Directors shall have the power by resolution to delegate any of the duties of the Treasurer to other officers, and to provide by what officers, if any, all bills, notes, checks, vouchers, orders or other instruments shall be countersigned. He shall perform, in addition, such other duties as may be delegated to him by the Board of Directors.


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      SECTION 11. Assistant Secretary and Assistant Treasurer. The Assistant
Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

      SECTION 12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation or a member of any committee.

                                    ARTICLE V

                            EXECUTION OF INSTRUMENTS


      SECTION 1. Checks, etc. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation by such officers or agents as the Board of Directors shall from time to time designate for that purpose.

      SECTION 2. Contracts, Conveyances, etc. Contracts, conveyances, notes, bills and other instruments may be executed by the President or any Vice President, and the Secretary or any Assistant Secretary, with authority to affix the corporate seal thereto, provided, however, that if, in any case, the Directors or executive committee shall see fit to direct a different method of execution or signature, then execution may be in that manner, notwithstanding any other provisions of these By-laws relating thereto.

                                   ARTICLE VI

                                BOOKS AND RECORDS

      SECTION 1. Place, Inspection by Shareholders. The Board of Directors may keep the books and records of the Corporation at such places within or without the State of Michigan as it may from time to time determine; provided, however, that the original or duplicate stock ledger or a list containing the names and addresses of the shareholders, and the number of shares held by them, respectively, shall, at all times, be kept at the registered office of the Corporation in the State of Michigan.

      SECTION 2. Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporation notices may be served upon or mailed to him, and if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to his last known post office address.


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                                   ARTICLE VII

                                 SHARES OF STOCK

      SECTION 1. Certificate of Shareholders. The certificates for shares of the Capital Stock of this Corporation shall be in such form, not inconsistent with the Articles of Incorporation of the Corporation, as shall be prepared or be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President, if one has been elected, and may also be signed by another officer of the corporation.

      SECTION 2. Transfer of Shares. Shares of Capital Stock of the Corporation shall be transferred by endorsement of the certificates or by assignment separate from the certificates representing said shares by the registered holder thereof or his attorney, and its surrender to the Secretary for cancellation. Whereupon the Secretary shall issue to the transferee or transferees, as specified by the endorsement, new certificates for a like number of shares. Transfers shall be made only upon the books of the Corporation and upon said surrender and cancellation; and shall entitle the transferee to all the privileges, rights and interests of a shareholder of this Corporation.

      SECTION 3. Closing of Transfer Books. The stock transfer books for meetings of the shareholders may be closed as follows:

      The Board of Directors is authorized to fix in advance a date, not more than sixty or less than ten days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Capital Stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

      SECTION 4. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the law of Michigan.


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      SECTION 5. Lien. The Corporation shall have a lien, subject to the provisions of the Michigan Uniform Commercial Code, upon all stock or property of its members invested therein, for all debts due to it by the owners thereof.

      SECTION 6. Lost Certificates. In case of the loss of any certificate of shares of stock, upon due proof by the registered holder or his representatives, by affidavit of such loss, the Secretary shall issue a duplicate certificate in its place, upon the Corporation being fully indemnified therefor, but indemnity may be waived by the Board of Directors.

                                  ARTICLE VIII

                                      SEAL

Corporate Seal. The Board of Directors shall provide a suitable corporate seal, which seal shall be in the charge of the Secretary, and shall be used by him.

                                   ARTICLE IX

                                    DIVIDENDS

      The Board of Directors, in its discretion, from time to time, may declare dividends upon the Capital Stock from the earned surplus and net profits of the Corporation.

                                    ARTICLE X

                                   FISCAL YEAR

      The fiscal year of the Corporation shall end on the 30th day of June of each year.

                                   ARTICLE XI

                                WAIVER OF NOTICE

      Notice of time, place and purpose of any meeting of the shareholders on of the Board of Directors may be waived by telegram, radiogram, cablegram or other writing by those note present and entitled to vote thereat either before or after the holding thereof.


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                                   ARTICLE XII

                                 INDEMNIFICATION

      Any person shall be indemnified and reimbursed by this Company for expenses actually and reasonably incurred by him or her and labilities imposed upon him or her in connection with or arising out of any action, suit or proceeding, civil or criminal, or threat thereof, in which he or she may be involved by reason of his or her being or having been a Director, officer, or employee of this Company, or of any firm, corporation or organization which he or she served in any capacity at the request of the Company, to the maximum disclosed, or shall have been known to the Directors or a majority thereof. A general notice that a Director or officer is interested in any corporation or other concern of any kind above referred to shall be sufficient disclosure as to such Director or officer, with respect to all contracts and transactions with such corporation or other concern. No Director shall be disqualified from holding office as Director or officer of the Corporation by reason of any such adverse interest. In the absence of fraud, no Director, officer or shareholder having such adverse interest shall be liable to the corporation or to any shareholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such Director, officer, or shareholder be accountable for any gains or profits realized thereon.

                                  ARTICLE XIII

                                   AMENDMENTS

      These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be made, at any annual meeting of the shareholders or at any regular meeting of the Board of Directors, or at any special meeting of the shareholders or the Board of Directors, if notice thereof be contained in the notice of such special meeting; provided, however, that the Board of Directors shall not make or alter any By-laws fixing their qualifications, classifications or term of office.


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